EXHIBIT 15


To the Board of Directors of
Cornerstone Ministries Investment, Inc.


We are aware of the use of our report on unaudited interim Financial information dated May 11, 2006 in the prospectus for Cornerstone Ministries Investments, Inc. included in its registration statement on Form SB-2 (File No. 333-131861).



                                  /s/ Berman Hopkins Wright & Laham, CPAs, LLP
                                  --------------------------------------------
                                  June 15, 2006